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                                                                    Exhibit 16.1

                          [Arthur Andersen Letterhead]



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

June 7, 2002

Dear Sir/ Madam:

We have read Item 4 included in the Form 8-K dated June 7, 2002 of SPX Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as such statements refer to our Firm.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP

cc:  Mr. Patrick J. O'Leary
     Chief Financial Officer
     SPX Corporation